UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2013

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York		10119-4015
(Address of principal executive offices)		(Zip Code)

(212) 692-7200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

Our Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 25, 2013 contained disclosure regarding a pledge by Mr. Roskind to a third-party lender of certain units of limited partner interest in each of Lepercq Corporate Income Fund L.P. and Lepercq Corporate Income Fund II L.P., which we refer to as OP units, that he beneficially owns. Mr. Roskind's pledge is for 1,192,299 OP units, which are currently convertible into approximately 1,342,529 common shares of beneficial interest of Lexington Realty Trust, par value $0.0001 per share, classified as common stock, which we refer to as common shares.

We believe Mr. Roskind's pledge is mitigated by the following factors: (1) Mr. Roskind's pledge is additional collateral for a mortgage loan obtained by Mr. Roskind that had a balance of approximately $6.0 million at origination and is secured by three properties owned by Mr. Roskind with annual income equal to approximately nine times the debt service at origination, (2) Mr. Roskind's pledge will be released by the lender upon Mr. Roskind meeting certain conditions and (3) Mr. Roskind's pledge represents less than one percent of the 214,035,727 common shares outstanding as of May 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: May 15, 2013	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

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